Exhibit 99.2 to Clean Coal Technologies Current Report on Form 8-K filed 6-12-2012

Clean Coal Technologies, Inc. (CCTC), an emerging cleaner-energy company utilizing patented technology to convert raw coal into a cleaner burning, more efficient fuel, has announced the execution of a Joint Venture Agreement with Archean Group, as well as an exclusive Technology Licensing Agreement for the ASEAN region with Good Coal PTE., Ltd. (“Good Coal”). This follows the company’s recent announcement on May 31st, of the formation of Good Coal, a Singapore-based Joint Venture entity with Archean.

“The execution of the JV agreement and the licensing agreement delivers both tangible evidence of the efficacy and appeal of our Pristine-M™ technology as we continue to achieve new milestones,” stated Robin Eves, Director, President and CEO of Clean Coal Technologies, Inc. “This event should serve as both a validation of our proprietary technology and demonstration of the coal mining and electric power communities’ receptiveness to produce premium coal using it. We applaud Archean for leading the charge toward higher-efficiency energy in this region.”

The joint venture will allow Archean Group, in partnership with Clean Coal Technologies, Inc., to develop, deploy and market Clean Coal Technologies' Pristine-M™ technology throughout the ASEAN region. The JV is owned 55% by Archean Group and 45% by Clean Coal Technologies. Through the JV partnership, a 1:10 scale commercial unit of the patented process is to be constructed in Oklahoma. Archean Group has committed to contribute US $2.0 million towards the construction of the pilot plant through the JV. Full-scale commercial plants are to be constructed in Indonesia once the pilot plant has been successfully commissioned by year-end 2012, or early 2013.

About the Archean Group

Archean Group is a professionally managed diversified conglomerate having strategic business interests, investments and over 30 years of operational experience in high-growth sectors such as mining & minerals, industrial chemicals & fertilizers, shipping & shipbuilding, building materials, oil & gas services, and energy & infrastructure. Currently, with combined estimated reserves in excess of 800 million tons and a successful track record of production, Archean is on the path of expansion. Being one of the very few Indian companies to be able to operate in Indonesia at a large scale, Archean is looking to take advantage of the enormous potential from the low rank coal deposits in Indonesia, thereby strategically positioning itself to be a significant, reliable and long-term player in the rapidly growing Asia Pacific energy market. For more information please visit: www.archeangroup.com.

About Clean Coal Technologies, Inc.

Clean Coal Technologies, Inc., a cleaner-energy technology company with headquarters in New York City, NY, holds patented process technology and other intellectual property that converts raw coal into a cleaner burning fuel. The Company's trademarked end products, “PRISTINE™” coals, are significantly more efficient, less polluting, more cost-effective, and provide more heat than untreated coal. The principal elements of the Company’s pre combustion technology are based on well-proven science and tried-and-tested industrial components. The Company’s clean coal technology may reduce some 90% of chemical pollutants from coal, including Sulfur and Mercury, thereby resolving emissions issues affecting coal-fired power plants.

For more information about Clean Coal Technologies please visit: www.cleancoaltechnologiesinc.com

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the Company’s current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the Company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Contact:

Company Contact:
Clean Coal Technologies, Inc.
Mr. Robin Eves, Director, President & CEO
646-710-3549
reves@cleancoaltechnologiesinc.com
or
Financial Communications Contact:
Trilogy Capital Partners
Darren Minton, President
212-521-4405
info@trilogy-capital.com